EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated January 27, 2004

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Reports
Record 2003 Fourth Quarter and Annual Results

FLUSHING, NY -- January 27, 2004 -- Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced its financial results for the three months and year ended December 31, 2003.

For the fourth quarter ended December 31, 2003, diluted earnings per share were a record $0.32, an increase of $0.04, or 14.3 percent, from the $0.28 earned in the comparable quarter a year ago. Net income for the fourth quarter of 2003 was $5.8 million, an increase of $0.9 million, or 18.3 percent, from the $4.9 million earned in the comparable quarter a year ago. All share and per share amounts in this release have been adjusted to reflect a three-for-two stock split of the Company's common stock paid in the form of a stock dividend on December 15, 2003.

For the year ended December 31, 2003, diluted earnings per share were a record $1.22, an increase of $0.32, or 35.6 percent, from the $0.90 per diluted share earned for the year ended December 31, 2002. Net income for the year ended December 31, 2003 was $21.7 million, an increase of $5.4 million, or 33.3 percent, from the $16.3 million earned during the year ended December 31, 2002. Excluding the $2.6 million, or $0.14 per diluted share, after-tax writedown due to the impairment of the Bank's investment in a WorldCom, Inc. senior note recorded during the second quarter of 2002, net income for the year ended December 31, 2002 would have been $18.8 million, or $1.04 per diluted share, and diluted earnings per share would have increased 17.3 percent for the year ended December 31, 2003 compared to the comparable prior year period.

Michael J. Hegarty, President and Chief Executive Officer stated: "2003 was another record year for earnings per share, as we continued to implement the key initiatives of our strategic plan. These include the origination of higher yielding mortgage loan products and growing core deposits. Loan originations totaled a record $399.0 million in 2003. Customer deposits increased $156.6 million in 2003, with core deposits increasing $106.2 million. We grew total assets by 16 percent to $1.91 billion and increased the loan portfolio by $100.0 million, or 9 percent, while continuing to maintain strong asset quality. The demand remains strong for our loan products. At December 31, 2003, loans in process totaled $171.6 million.

"The result of this growth was a $7.8 million, or 14.9 percent, increase in net interest income in 2003 compared to 2002. We achieved this growth while facing a challenging interest-rate environment, as rates declined to their lowest level in over forty years. Borrowers took advantage of these low rates by refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease on the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected.

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Flushing Financial Corporation
January 27, 2004
Page Two

"The increase in net interest income is primarily attributed to several factors, which are some of the key elements of our strategic plan. These include:

  the origination of higher-yielding mortgage products;
  a reduction in lower-yielding traditional one-to-four family residential mortgage loans held in portfolio;
  an increase in lower-costing core deposits; and
  managing interest rate risk.

"The execution of these strategies allowed us to achieve a higher yield on our mortgage portfolio than we would have otherwise experienced, and was instrumental in reducing our cost of funds.

"In October 2003, we opened a new branch in Astoria, Queens, expanding our presence in the New York metropolitan area to eleven branches. This branch is enhancing our strong presence in the Queens market.

"We are pleased that even in this environment of economic uncertainty and sustained low interest rates, we have been able to effectively manage interest rate risk.

"Our continued strong capital position has enabled us to focus on other shareholder value initiatives. During 2003, we continued our stock repurchase program and increased our quarterly dividend 22% for the fourth quarter of 2003 compared to the fourth quarter of 2002. We also declared and paid a three-for-two stock split of the Corporation's common stock that was paid in the form of a 50 percent stock dividend during the fourth quarter of 2003.

"We remain committed to a path of structured and orderly growth, and plan to continue expanding the financial services we offer to our customers. We plan to remain focused on the origination of higher-yielding one-to-four family mixed-use residential real estate loans, multi-family real estate loans, and commercial real estate loans. At the same time, we will continue our increased focus on fee-based products.

"Above all, we continue to strive to optimize our shareholders' return on their investment."

Earnings Summary -- Three Months Ended December 31, 2003

Net interest income for the three months ended December 31, 2003 increased $2.7 million, or 19.9 percent, to $16.3 million from $13.6 million for the three months ended December 31, 2002. The net interest spread increased 15 basis points, while the average balance of interest-earning assets increased $248.1 million. The yield on interest-earning assets declined 58 basis points to 6.53 percent for the three months ended December 31, 2003 from 7.11 percent in the three months ended December 31, 2002. At the same time, the cost of funds declined 73 basis points to 3.03 percent for the three months ended December 31, 2003 from 3.76 percent for the three months ended December 31, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past three years, the effect of which further lowered the yield on assets and the cost of funds in 2003. The yield on mortgage loans reflects the high refinancing activity that has occurred during the current year. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease on the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $77.0 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $201.7 million. The increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. The decrease in the cost of liabilities was also affected by an increase in the average balance of lower costing core deposits of $105.8 million. The net interest margin increased 12 basis points to 3.67 percent for the three months ended December 31, 2003 from 3.55 percent for the three months ended December 31, 2002. If prepayment penalty income for the quarter ended December 31, 2003 had been the same amount as that for the quarter ended December 31, 2002, the yield on mortgage loans, net would have been 7.43 percent, the yield on total interest-earning assets would have been 6.37 percent, and the net interest margin would have been 3.51 percent for the quarter ended December 31, 2003.

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Flushing Financial Corporation
January 27, 2004
Page Three

Non-interest income decreased $0.1 million to $1.4 million for the quarter ended December 31, 2003 from $1.5 million earned during the fourth quarter of 2002. Loan and banking service fees increased $0.1 million in the quarter ended December 31, 2003 compared to the quarter ended December 31, 2002. This increase was more than offset by the suspension of dividends, in the fourth quarter of 2003, on Federal Home Loan Bank of New York ("FHLB-NY") stock. This dividend was resumed in the first quarter of 2004 at a reduced level. During the quarter ended December 31, 2002, the Bank had received a dividend on FHLB-NY stock of $0.3 million.

Non-interest expense was $8.2 million for the three months ended December 31, 2003, an increase of $1.0 million, or 12.9 percent, from $7.2 million for the three months ended December 31, 2002. The increase from the prior year period is primarily attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers, including increases in personnel to provide these services and, in the fourth quarter of 2003, the opening of a new branch in Astoria, Queens. Management continues to monitor expenditures resulting in efficiency ratios of 46.1 percent and 47.5 percent for the three months ended December 31, 2003 and 2002, respectively.

Net income for the three months ended December 31, 2003 increased $0.9 million, or 18.3 percent, to $5.8 million from $4.9 million for the three months ended December 31, 2002. Diluted earnings per share increased 14.3 percent to $0.32 per share for the three months ended December 31, 2003 from $0.28 per share for the three months ended December 31, 2002.

Return on average equity was 16.6 percent for the three months ended December 31, 2003 compared to 15.4 percent for the three months ended December 31, 2002. Return on average assets was 1.2 percent for the three months ended December 31, 2003 and 2002.

Earnings Summary -- Year Ended December 31, 2003

Net interest income for the year ended December 31, 2003 increased $7.8 million, or 14.9 percent, to $60.2 million from $52.3 million for the year ended December 31, 2002. This increase in net interest income is primarily due to a $216.3 million increase in the average balance of interest-earning assets, combined with a five basis point increase in the net interest spread. The yield on interest-earning assets declined 61 basis points to 6.64 percent for the year ended December 31, 2003 from 7.25 percent for the year ended December 31, 2002, while the cost of funds declined 66 basis points to 3.27 percent for the year ended December 31, 2003 from 3.93 percent for the year ended December 31, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past three years, the effect of which further lowered the yield on assets and the cost of funds in 2003. The yield on mortgage loans reflects the high refinancing activity that has occurred during the current year. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease on the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $80.7 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $169.1 million. The increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. The decrease in the cost of liabilities was also affected by an increase in the average balance of lower costing core deposits of $116.3 million. The net interest margin increased one basis point to 3.56 percent for the year ended December 31, 2003 from 3.55 percent for the year ended December 31, 2002. If prepayment penalty income for the year ended December 31, 2003 had been the same amount as that for the year ended December 31, 2002, the yield on mortgage loans, net would have been 7.55 percent, the yield on total interest-earning assets would have been 6.50 percent, and the net interest margin would have been 3.41 percent for the year ended December 31, 2003.

Non-interest income for the year ended December 31, 2003 increased $4.8 million to $6.3 million from $1.5 million for the year ended December 31, 2002. The increase is primarily due to the $4.4 million pretax impairment writedown of the Bank's investment in a WorldCom, Inc. senior note recorded during the year ended December 31, 2002. Loan and banking service fees increased $0.5 million for the year ended December 31, 2003 compared to year ended December 31, 2002, primarily due to the increase in loan originations and refinancing, and the increase in core deposits. Due to the above mentioned suspension of dividends on the FHLB-NY stock, dividends received on this stock declined $0.2 million for the year ended December 31, 2003 from that received for the year ended December 31, 2002.

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Flushing Financial Corporation
January 27, 2004
Page Four

Non-interest expense was $31.2 million for the year ended December 31, 2003, an increase of $3.6 million, or 13.1 percent, from $27.6 million for the year ended December 31, 2002. The increase from the prior year period is attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers, including increases in personnel to provide these services and, in the fourth quarter of 2003, the opening of a new branch in Astoria, Queens. Management continues to monitor expenditures resulting in efficiency ratios of 47.0 percent and 47.4 percent for the year ended December 31, 2003 and 2002, respectively.

Net income for the year ended December 31, 2003 increased $5.4 million, or 33.3 percent, to $21.7 million from $16.3 million for the year ended December 31, 2002. Diluted earnings per share increased 35.6 percent to $1.22 per share for the year ended December 31, 2003 from $0.90 per share for the year ended December 31, 2002. Excluding the $2.6 million, or $0.14 per diluted share, after-tax writedown due to the impairment of the Bank's investment in a WorldCom, Inc. senior note recorded during the second quarter of 2002, net income for the year ended December 31, 2002 would have been $18.9 million, or $1.04 per diluted share, and diluted earnings per share would have increased 17.3 percent for the year ended December 31, 2003 compared to the comparable prior year period.

Return on average equity was 15.9 percent for the year ended December 31, 2003 compared to 12.6 percent for the year ended December 31, 2002. Return on average assets was 1.2 percent for the year ended December 31, 2003 compared to 1.0 percent for the year ended December 31, 2002. Excluding the impairment writedown recorded during the second quarter of 2002, return on average equity would have been 14.6 percent and return on average assets would have been 1.2 percent, in each case, for the year ended December 31, 2002.

Balance Sheet Summary

At December 31, 2003, total assets were $1,910.8 million, an increase of $257.8 million from December 31, 2002. During the year ended December 31, 2003, loan originations and purchases were $175.2 million for multi-family real estate loans, $102.1 million for commercial real estate loans, $85.5 million for mixed-use property one-to-four family residential real estate loans, $18.0 for conventional one-to-four family residential real estate loans and $18.9 million for construction loans. For the year ended December 31, 2002, loan originations and purchases were $136.9 million for multi-family real estate loans, $73.1 million for commercial real estate loans, $71.9 million for mixed-use property one-to-four family residential real estate loans, $19.4 million for conventional one-to-four family residential real estate loans and $13.8 million for construction loans. Total loans increased $100.0 million during the year ended December 31, 2003 to $1,269.5 million from $1,169.6 million at December 31, 2002. At December 31, 2003, loans in process totaled $171.6 million.

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank's strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $0.7 million at December 31, 2003 compared to $4.3 million at December 31, 2002. The primary reason for the decline in non-performing assets was the sales of these assets. The Bank did not incur any losses in connection with these sales. Total non-performing assets as a percentage of total assets was 0.04 percent at December 31, 2003 compared to 0.26 percent at December 31, 2002. The ratio of allowance for loan losses to total non-performing loans was 961 percent at December 31, 2003 compared to 183 percent at December 31, 2002.

Mortgage-backed securities increased $160.1 million to $479.4 million at December 31, 2003, while other securities increased $16.6 million to $56.3 million at December 31, 2003. Funds not used during 2003 for loan originations have been invested in readily marketable mortgage-backed securities and shorter-term investment securities to provide readily available funding for loan originations. In addition, due to the attractive low rates available for medium-term borrowings, in June 2003 the Company borrowed $60.0 million and invested the proceeds in mortgage-backed securities with an initial spread of approximately 180 basis points. During the three months ended September 30, 2003, the Bank sold its investment in the WorldCom, Inc. senior note for an amount in excess of the Bank's carrying value following the impairment writedown. The resulting gain realized on this sale was offset by losses realized on the sale of $35.9

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Flushing Financial Corporation
January 27, 2004
Page Five

million of lower-yielding mortgage-backed securities. The proceeds from these sales were invested in mortgage-backed securities which provide a higher yield than those sold. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

Total liabilities were $1,764.0 million at December 31, 2003, an increase of $242.4 million from December 31, 2002. During the year ended December 31, 2003, due to depositors increased $156.6 million as certificate of deposit accounts increased $50.4 million while lower costing core deposits increased $106.2 million. Borrowed funds increased $85.0 million during the year ended December 31, 2003, primarily as a result of the leveraging strategy implemented in June 2003.

Total stockholders' equity was $146.8 million at December 31, 2003, an increase of $15.4 million from December 31, 2002. Net income of $21.7 million for the year ended December 31, 2003 was partially offset by $6.9 million in treasury shares purchased through the Company's stock repurchase programs, $4.9 million in cash dividends paid, and a net after-tax decline of $3.9 million in the market value of securities available for sale. In addition, the exercise of stock options increased stockholders' equity by $7.5 million, including the income tax benefit realized by the Company upon the exercise of stock options. Book value per share was $7.61 at December 31, 2003 compared to $6.95 per share at December 31, 2002.

Under its stock repurchase programs, the Company repurchased 505,050 shares during the year ended December 31, 2003, at a total cost of $6.9 million, or an average of $13.66 per share. At December 31, 2003, 439,950 shares remain to be repurchased under the current stock repurchase program. Through December 31, 2003, the Company had repurchased approximately 43 percent of the common shares issued in connection with the Company's initial public offering at a cost of $99.9 million. Also, during the fourth quarter of 2003, 1,011,660 shares of Treasury Stock were used to pay the stock dividend.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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Flushing Financial Corporation
January 27, 2004
Page Six
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands)

	December 31,	December 31,
	2003	2002
ASSETS
Cash and due from banks	$20,300	$29,119
Federal funds sold	--	18,500
Securities available for sale:
Mortgage-backed securities	479,393	319,255
Other securities	56,316	39,729
Loans:
One-to-four family residential - conventional	178,474	262,944
One-to-four family residential - mixed-use property	226,225	170,499
Multi-family residential	528,852	452,663
Commercial real estate	303,317	257,054
Co-operative apartments	3,729	5,205
Construction	23,622	17,827
Small Business Administration	4,931	4,301
Commercial business and other	4,894	4,185
Net unamortized premiums and unearned loan fees	2,030	1,463
Allowance for loan losses	(6,553)	(6,581)

Net loans	1,269,521	1,169,560
Interest and dividends receivable	8,647	8,409
Real estate owned, net	--	--
Bank premises and equipment, net	6,380	5,389
Federal Home Loan Bank of New York stock	24,462	22,213
Goodwill	3,905	3,905
Other assets	41,827	36,879

Total assets	$1,910,751	$1,652,958

LIABILITIES
Due to depositors:
Non-interest bearing	$41,397	$35,287
Interest bearing:
Certificate of deposit accounts	593,760	543,330
Passbook savings accounts	216,988	213,572
Money market accounts	263,621	170,029
NOW accounts	42,809	39,795

Total interest-bearing deposits	1,117,178	966,726
Mortgagors' escrow deposits	11,334	9,812
Borrowed funds	578,142	493,164
Other liabilities	15,938	16,583

Total liabilities	1,763,989	1,521,572

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized)	--	--
Common stock ($0.01 par value; 40,000,000 shares authorized;
19,290,601 and 20,151,234(1) issued at December 31, 2003 and 2002, respectively; 19,290,601 and 18,897,514(1) shares outstanding at December 31, 2003 and December 31, 2002, respectively)	193	139
Additional paid-in capital	32,783	47,208
Treasury stock (none and 1,253,720 shares at December 31, 2003 and December 31, 2002, respectively)	--	(21,733)
Unearned compensation	(7,373)	(7,825)
Retained earnings	120,683	109,208
Accumulated other comprehensive income, net of taxes	476	4,389

Total stockholders' equity	146,762	131,386

Total liabilities and stockholders' equity	$1,910,751	$1,652,958

(1) Adjusted for three-for-two stock dividend paid on December 15, 2003.

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Flushing Financial Corporation
January 27, 2004
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FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands Except Per Share Data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
Interest and dividend income
Interest and fees on loans	$23,789	$23,328	$93,476	$90,501
Interest and dividends on securities:
Interest	5,190	3,714	18,445	15,613
Dividends	83	58	252	165
Other interest income	15	160	166	627

Total interest and dividend income	29,077	27,260	112,339	106,906

Interest expense
Deposits	6,818	7,303	27,521	28,204
Other interest expense	5,928	6,333	24,655	26,360

Total interest expense	12,746	13,636	52,176	54,564

Net interest income	16,331	13,624	60,163	52,342
Provision for loan losses	--	--	--	--

Net interest income after
provision for loan losses	16,331	13,624	60,163	52,342

Non-interest income
Other fee income	870	774	3,368	2,896
Net gain (loss) on sales of securities and loans (1)	77	17	329	(4,158)
Other income	423	752	2,588	2,771

Total non-interest income	1,370	1,543	6,285	1,509

Non-interest expense
Salaries and employee benefits	4,062	3,372	16,011	13,921
Occupancy and equipment	850	726	3,055	2,749
Professional services	820	815	2,954	2,759
Data processing	578	440	1,928	1,566
Depreciation and amortization	360	257	1,232	1,035
Other operating expenses	1,495	1,624	6,046	5,591

Total non-interest expense	8,165	7,234	31,226	27,621

Income before income taxes	9,536	7,933	35,222	26,230

Provision for income taxes
Federal	2,862	2,638	10,499	8,247
State and local	857	376	3,045	1,720

Total taxes	3,719	3,014	13,544	9,967

Net income(1)	$5,817	$4,919	$21,678	$16,263

Basic earnings per share (1)(2)	$0.34	$0.29	$1.27	$0.93
Diluted earnings per share (1)(2)	$0.32	$0.28	$1.22	$0.90

(1) The year ended December 31, 2002 includes an impairment writedown of $4.4 million, or $2.6 million on an after-tax basis. This reduced basic and diluted earnings per share by $0.15 and $0.14, respectively, for the year ended December 31, 2002.

(2) Per share information for 2002 is restated to reflect the three-for-two stock dividend paid on December 15, 2003.

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Flushing Financial Corporation
January 27, 2004
Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Per Share Data)

	At or For the Three Months				At or For the Year
	Ended December 31,				Ended December 31,
	2003		2002		2003		2002
Per Share Data (1)
Basic earnings per share	$0.34		$0.29		$1.27		$0.93
Diluted earnings per share	$0.32		$0.28		$1.22		$0.90
Average number of shares outstanding for:
Basic earnings per share computation	17,136,706		16,887,114		17,023,010		17,399,452
Diluted earnings per share computation	17,947,919		17,611,668		17,770,071		18,170,890
Book value per share (based on 19,290,601 and 18,897,514 shares outstanding at December 31, 2003 and 2002, respectively)	$7.61		$6.95		$7.61		$6.95
Average Balances
Total loans, net	$1,242,979		$1,165,460		$1,207,367		$1,125,309
Total interest-earning assets	1,781,588		1,533,492		1,691,200		1,474,950
Total assets	1,876,414		1,646,855		1,797,764		1,573,151
Total due to depositors	1,108,468		956,471		1,057,267		877,839
Total interest-bearing liabilities	1,680,922		1,451,176		1,597,156		1,389,867
Stockholders' equity	140,102		127,806		136,068		129,379
Performance Ratios (2)
Return on average assets	1.24%		1.19%		1.21%		1.03%
Return on average equity	16.61		15.40		15.93		12.57
Yield on average interest-earning assets	6.53		7.11		6.64		7.25
Cost of average interest-bearing liabilities	3.03		3.76		3.27		3.93
Interest rate spread during period	3.50		3.35		3.37		3.32
Net interest margin	3.67		3.55		3.56		3.55
Non-interest expense to average assets	1.74		1.76		1.74		1.76
Efficiency ratio	46.13		47.50		47.00		47.41
Average interest-earning assets to average interest-bearing liabilities	1.06	x	1.06	x	1.06	x	1.06	x

(1) Per share information for 2002 is restated to reflect the three-for-two stock dividend paid on December 15, 2003.

(2) Ratios for the quarters ended December 31, 2003 and 2002 are presented on an annualized basis.

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Flushing Financial Corporation
January 27, 2004
Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands)

	December 31, 2003	December 31, 2002
Selected Financial Ratios and Other Data
Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	8.00%	7.74%
Leverage and core capital (minimum requirement = 3%)	8.00	7.74
Total risk-based capital (minimum requirement = 8%)	15.12	14.27
Capital ratios:
Average equity to average assets	7.57%	8.22%
Equity to total assets	7.68	7.95
Asset quality:
Non-performing loans	$682	$3,592
Non-performing investment securities	--	700
Non-performing assets	682	4,292
Net charge-offs	28	4
Asset quality ratios:
Non-performing loans to gross loans	0.05%	0.31%
Non-performing assets to total assets	0.04	0.26
Allowance for loan losses to gross loans	0.51	0.56
Allowance for loan losses to total non-performing assets	960.86	153.34
Allowance for loan losses to total non-performing loans	960.86	183.23
Full-service customer facilities	11	10
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Flushing Financial Corporation
January 27, 2004
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FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)

	For the Three Months Ended December 31,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net	$1,234,424	$23,646	7.66%		$1,157,413	$23,183	8.01%
Other loans, net	8,555	143	6.69		8,047	145	7.21

Total loans, net	1,242,979	23,789	7.66		1,165,460	23,328	8.01

Mortgage-backed securities	477,531	4,819	4.04		275,832	3,323	4.82
Other securities	53,146	454	3.42		46,133	449	3.89

Total securities	530,677	5,273	3.97		321,965	3,772	4.69

Interest-earning deposits and federal funds sold	7,932	15	0.76		46,067	160	1.39

Total interest-earning assets	1,781,588	29,077	6.53		1,533,492	27,260	7.11

Other assets	94,826				113,363

Total assets	$1,876,414				$1,646,855

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$217,519	272	0.50		$212,580	649	1.22
NOW accounts	42,646	54	0.51		38,171	73	0.76
Money market accounts	260,615	1,310	2.01		164,259	1,039	2.53
Certificate of deposit accounts	587,688	5,171	3.52		541,461	5,526	4.08

Total due to depositors	1,108,468	6,807	2.46		956,471	7,287	3.05
Mortgagors' escrow accounts	17,316	11	0.25		16,593	16	0.39

Total deposits	1,125,784	6,818	2.42		973,064	7,303	3.00
Borrowed funds	555,138	5,928	4.27		478,113	6,333	5.30

Total interest-bearing liabilities	1,680,922	12,746	3.03		1,451,177	13,636	3.76

Non-interest bearing deposits	37,691				31,474
Other liabilities	17,699				36,398

Total liabilities	1,736,312				1,519,049
Equity	140,102				127,806

Total liabilities and equity	$1,876,414				$1,646,855

Net interest income/net interest rate spread		$16,331	3.50%			$13,624	3.35%

Net interest-earning assets/ net interest margin	$100,666		3.67%		$82,316		3.55%

Ratio of interest-earning assets to interest-bearing liabilities			1.06	x			1.06	x

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Flushing Financial Corporation
January 27, 2004
Page Eleven
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)

	For the Year Ended December 31,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net	$1,198,720	$92,922	7.75%		$1,118,016	$89,978	8.05%
Other loans, net	8,647	554	6.41		7,293	523	7.17

Total loans, net	1,207,367	93,476	7.74		1,125,309	90,501	8.04

Mortgage-backed securities	416,851	16,998	4.08		247,733	13,342	5.39
Other securities	50,274	1,699	3.38		62,110	2,436	3.92

Total securities	467,125	18,697	4.00		309,843	15,778	5.09

Interest-earning deposits and
federal funds sold	16,708	166	0.99		39,798	627	1.58

Total interest-earning assets	1,691,200	112,339	6.64		1,474,950	106,906	7.25

Other assets	106,564				98,201

Total assets	$1,797,764				$1,573,151

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$217,435	1,611	0.74		$208,250	3,147	1.51
NOW accounts	40,483	257	0.63		36,054	321	0.89
Money market accounts	229,141	4,758	2.08		126,431	3,039	2.40
Certificate of deposit accounts	570,208	20,835	3.65		507,104	21,640	4.27

Total due to depositors	1,057,267	27,461	2.60		877,839	28,147	3.21
Mortgagors' escrow accounts	15,018	60	0.40		15,064	57	0.38

Total deposits	1,072,285	27,521	2.57		892,903	28,204	3.16
Borrowed funds	524,871	24,655	4.70		496,964	26,360	5.30

Total interest-bearing
liabilities	1,597,156	52,176	3.27		1,389,867	54,564	3.93

Non-interest bearing deposits	36,054				29,827
Other liabilities	28,486				24,078

Total liabilities	1,661,696				1,443,772
Equity	136,068				129,379

Total liabilities and equity	$1,797,764				$1,573,151

Net interest income/net interest rate
spread		$60,163	3.37%			$52,342	3.32%

Net interest-earning assets/ net
interest margin	$94,044		3.56%		$85,083		3.55%

Ratio of interest-earning assets to
interest-bearing liabilities			1.06	x			1.06	x

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